Exhibit 4.1

SUBSCRIPTION RIGHTS CERTIFICATE

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.

EASTERN DAYLIGHT TIME ON THE EXPIRATION DATE: June 27, 2013 (unless extended)

FEDERAL-MOGUL CORPORATION SUBSCRIPTION RIGHTS FOR COMMON STOCK

In order to exercise your rights, you must complete both sides of this Subscription Rights Certificate.

The terms and conditions of the rights offering are set forth in Federal-Mogul Corporation’s Prospectus Supplement dated June 7, 2013 (together with the accompanying base prospectus, the “Prospectus”) and are incorporated herein by reference. Copies of the Prospectus are available upon request from D.F. King & Co., Inc., the Information Agent.

The registered holder (the “Holder”) whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth above. Each Right provides the Holder thereof the opportunity to purchase (the “Basic Subscription Privilege”) 0.51691 shares of Common Stock, par value of $0.01 per share (“Common Stock”), of Federal-Mogul Corporation (the “Company”) at a subscription price of $9.78 per whole share of Common Stock (the “Subscription Price”), pursuant to a rights offering, on the terms and subject to the conditions set forth in the Prospectus. Holders who fully exercise their Basic Subscription Privileges are entitled to purchase a portion of any shares of Common Stock that other stockholders do not purchase through the exercise of their Basic Subscription Privileges pursuant to the terms and conditions of the rights offering, distributed proportionately among stockholders who exercise their over-subscription privileges, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised, as described further in the Prospectus by delivering to Computershare Trust Company, N.A. (“Computershare” or the “Subscription Agent”) this Subscription Rights Certificate, properly completed and executed, together with full payment for all the Rights the Holder elects to exercise under the Basic Subscription Privilege and Over-Subscription Privilege prior to 5.00 p.m., Eastern Daylight Time, on the expiration date of June 27, 2013 (unless extended). If the Holder attempts to exercise its Over-Subscription Privilege and the Company is unable to issue the Holder the full amount of shares of Common Stock requested, the Company will return to the Holder any excess funds submitted as soon as practicable, without interest or penalty. This Subscription Rights Certificate may be transferred by duly completing and signing Section 2 on the reverse side hereof. All Rights not exercised prior to 5:00 p.m. on June 27, 2013 shall be null and void.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

¢	1 2 3 4 5 6 7 8	C L S	X R T 2	C O Y C	+
01O23D

To exercise your Basic Subscription Privilege, please complete line (A) on the card below. To exercise your Over-Subscription Privilege, please complete line (B) below.

Please Note: Only Holders who have exercised their Basic Subscription Privilege in full may apply for shares pursuant to the Over-Subscription Privilege.

Payment: Full payment for the number of shares you wish to acquire through the Basic Subscription Privilege and the Over-Subscription Privilege must accompany this Subscription Rights Certificate. Payment must be delivered by (i) certified check payable to the Subscription Agent drawn upon a U.S. bank or (ii) postal, telegraphic or express money order payable to the Subscription Agent. Please reference your rights card control number on your certified check or money order.

If the aggregate Subscription Price paid by a Holder is insufficient to purchase the number of shares of Common Stock that the Holder indicates are being subscribed for, or if the Holder does not specify the number of shares of Common Stock to be purchased, then the Holder will be deemed to have exercised first, the Basic Subscription Privilege and (if not already full exercised) second, the Over-Subscription Privilege to purchase shares of Common Stock to the full extent of the payment rendered.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED BY REFERENCE. COPIES OF THE PROSPECTUS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, D.F. KING & CO., INC. AT 1-800-901-0068.

Expiration Date: June 27, 2013 (unless extended)

PLEASE FILL IN ALL APPLICABLE INFORMATION.

(A) Basic Subscription Privilege		x	$9.78	=	$
(1 Right = 0.51691)	(No. of shares of		(Subscription Price)
*To determine No. of shares of Common Stocks in line (A),	common stock)
multiply the number of Rights you wish to exercise by 0.51691 and round down to the nearest whole share of Common Stock.

(B) Over-Subscription Privilege		x	$9.78	=	$
	(No. of shares of		(Subscription Price)
	common stock)
(C) Amount of Check Enclosed (A + B)				=	$

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed (or am deemed to have subscribed for as set forth above), the Company may exercise any of the remedies set forth in the Prospectus.

Signature(s) of Subscriber(s)

Please give your telephone number: ( )

Please give your e-mail address:

SECTION 2. TO TRANSFER RIGHTS: For value received, of the Rights represented by this Subscription Rights Certificate are assigned to:

(Print Full Name of Assignee)	Social Security Number

(Print Full Address)

(Print Full Address)

Signature(s) of Assignor(s)

IMPORTANT: The signature(s) must correspond in every particular way without alteration, with the name(s) as printed on your Subscription Certificate.

Your signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include:

a) a commercial bank or trust company, or
b) a member firm of a domestic stock exchange, or
c) a savings bank or credit union.

Signature Guaranteed By
	(Name of Bank or Firm)	(Signature of Officer and Title)

Return Subscription Rights Certificate by mail, hand or overnight courier to: Computershare.

By Mail:	By Hand or Overnight Courier:
Federal-Mogul Corporation c/o	Federal-Mogul Corporation c/o
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attention: Voluntary Corporate Actions	Attention: Voluntary Corporate Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021